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                                                                 Exhibit 23.1



                       Accountants' Consent
                       --------------------


The Board of Directors
Urban Shopping Centers, Inc.:

We consent to incorporation by reference in the registration statements No. 333-35909 (Form S-8), No. 333-86778 (Form S-8),
No. 333-96388 (Form S-8) and No. 333-35911 (Form S-3) of Urban
Shopping Centers, Inc. and consolidated partnerships of our report dated February 6, 1998, relating to the consolidated balance sheets of Urban Shopping Centers, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the December 31, 1997 annual report on Form 10-K of Urban Shopping Centers, Inc. and the related financial statement schedule included herein.


                                            KPMG PEAT MARWICK LLP






Chicago, Illinois
March 27, 1998